SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11220 — 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 15, 2006, the Company announced the resignation of Mr. Michael Jewell as the Company’s president and chief executive officer, and chairman of the board of directors effective February 9, 2006. Mr. Jewell will remain on the Company’s board of directors. Mr. Darin White, the Company’s Vice President, Finance, will assume the responsibilities of chief executive officer, while the Company searches for a permanent replacement.

Item 7.01	Regulation FD Disclosure.
     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company’s press release, dated February 13, 2006, titled “Celebrate Express, Inc. Updates Fiscal 2006 Guidance and Announces CEO Resignation”, which (i) provides updates to management’s expectations for the fiscal year ending May 31, 2006, and (ii) announces the departure of Mr. Michael Jewell as president and chief executive officer of the Company.
     The information in the exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of Celebrate Express, Inc. under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated February 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2006		CELEBRATE EXPRESS, INC.

	By:	/s/ Darin L. White

Darin L. White
Vice President, Finance